EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ZHONE TECHNOLOGIES, INC.

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Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
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Zhone Technologies, Inc., a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.    The present name of the Corporation is Zhone Technologies, Inc.

2.    The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 21, 1997 under the name MWD, Inc.

3.    Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is DASAN Zhone Solutions, Inc. (the “Corporation”)”

4.    This Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed as of the 9th day of September, 2016.

ZHONE TECHNOLOGIES, INC.

By:	/s/ KIRK MISAKA
Name: Kirk Misaka
Title: Chief Financial Officer